Exhibit 99.B(d)(16)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Metropolitan West Asset Management LLC

As of February 21, 2007, as amended April 1, 2007 and April 30, 2009

SEI Institutional Managed Trust

Core Fixed Income Fund

U.S. Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation		Metropolitan West Asset Management LLC

By:	/s/ David F. McCann	By:	/s/ Joseph D. Hattesohl

Name:	David F. McCann	Name:	Joseph D. Hattesohl

Title:	Vice President	Title:	Chief Financial Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Metropolitan West Asset Management LLC

As of February 21, 2007, as amended April 1, 2007 and April 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Core Fixed Income Fund	x.xx	%
U.S. Fixed Income Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation		Metropolitan West Asset Management LLC

By:	/s/ David F. McCann	By:	/s/ Joseph D. Hattesohl

Name:	David F. McCann	Name:	Joseph D. Hattesohl

Title:	Vice President	Title:	Chief Financial Officer